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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We consent to the incorporation by reference in registration statement number 333-71638 on Form S-3 of Kaneb Pipe Line Operating Partnership, L.P. of our report dated March 2, 2001, relating to the consolidated balance sheets of Kaneb Pipe Line Operating Partnership, L.P. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, partners' capital and cash flows for each of the years in the three year period ended December 31, 2000.


                                                KPMG LLP

Dallas, Texas
February 4, 2002